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                                                                    EXHIBIT 10.1


                        FIRST AMENDMENT TO ALLERGAN, INC.
                        1989 INCENTIVE COMPENSATION PLAN

The ALLERGAN, INC. 1989 INCENTIVE COMPENSATION PLAN (the "Plan") is hereby amended to read as follows:

1. Section 1.2(j) of the Plan is amended in its entirety as follows:

                  (j) "Employee" means any individual classified by the Company as a regular, full-time employee of the Company whose income is subject to withholding of income tax and/or for whom Social Security contributions are made by the Company except that such term shall not include any individual who (a) performs services for the Company and who is classified or paid as an independent contractor (regardless of his or her classification for federal tax or other legal purposes) by the Company or (b) performs services for the Company pursuant to an agreement between the Company and any other person including a leasing organization.

2. The effective date of this First Amendment shall be January 1, 1999.

         IN WITNESS WHEREOF, Allergan, Inc. hereby executes this First Amendment on the 26th day of August, 1999.

ALLERGAN, INC.


By: /s/ Francis R. Tunney, Jr.
    -----------------------------------------
    Francis R. Tunney, Jr.,
    Corporate Vice President--Administration,
    General Counsel and Secretary